Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Magnachip Semiconductor Corporation of our report dated February 22, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Magnachip Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Samil PricewaterhouseCoopers
Seoul, Republic of Korea

June 23, 2023